CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-27991, 33-88176 and 333-39323) of our report dated February 28, 2001 relating to the financial statements, which appears on page 22 of the 2000 Annual Report to Shareholders of Stein Mart, Inc., which is incorporated by reference in Stein Mart, Inc.'s Annual Report on Form 10-K for the year ended December 30, 2000.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Jacksonville, Florida
March 30, 2001

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